Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Record First Quarter Revenue

•	AMD[1] ,2 revenue $1.57 billion

•	Net income $257 million, EPS $0.35, operating income $182 million

•	Non-GAAP net income $63 million, EPS $0.09, operating income $130 million

•	Gross margin 47% and non-GAAP gross margin 43%

•	First quarter 2010 results reflect the deconsolidation of GLOBALFOUNDRIES

SUNNYVALE, Calif. – April 15, 2010 – AMD (NYSE:AMD) today announced revenue for the first quarter of 2010 of $1.57 billion, net income of $257 million, or $0.35 per share, and operating income of $182 million. The company reported non-GAAP net income of $63 million, or $0.09 per share, and non-GAAP operating income of $130 million.

“Strong product offerings and solid operating performance resulted in record first quarter revenue,” said Dirk Meyer, AMD President and CEO. “We continue to strengthen our product offerings. We launched our latest generation of server platforms, expanded our family of DirectX 11-compatible graphics offerings, and commenced shipments of our next-generation notebook platforms to customers.”

GAAP Financial Results

	Q1-10	Q4-09	Q1-09
Revenue	$1.57B	$1.65B	$1.18B
Net income (loss) attributable to AMD common stockholders/EPS	$257M/$0.35	$1.18B/$1.52	$(416)M/$(0.66)
Operating income (loss)	$182M	$1.29B	$(298)M

Non-GAAP Financial Results1

	Q1-10	Q4-09	Q1-09
Revenue	$1.57B	$1.65B	$1.18B
Net income(loss)/EPS	$63M/$0.09	$80M/$0.11	$(189)M/$(0.30)
Operating income (loss)	$130M	$169M	$(123)M

Quarterly Summary

•	Gross margin was 47% in the first quarter.

•

Non-GAAP gross margin was 43%, a sequential increase of two percentage points. This excludes a benefit of $69 million, or four percentage points, related to an inventory adjustment resulting from the deconsolidation of GLOBALFOUNDRIES as compared to Q4-09.

•	Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.93 billion, a sequential increase from $1.77 billion for AMD excluding GLOBALFOUNDRIES.

•

Computing Solutions segment revenue decreased 5% sequentially and increased 23% year-over-year. The sequential decrease was driven by lower microprocessor unit shipments, partially offset by an increase in microprocessor average selling price (ASP). The year-over-year increase was driven by an increase in microprocessor unit shipments.

•	Operating income was $146 million, compared with $161 million in Q4-09 and a loss of $34 million in Q1-09.

•	Acer, Asus, Dell, HP, Lenovo and Toshiba broadened their AMD-based client offerings with the expanded AMD Athlon™ II and Phenom™ II desktop processors and latest AMD Turion mobile processors.

•

HP, Dell, Acer Group, Cray and SGI and other leading computer manufacturers announced plans for more than 25 new platforms based on the AMD Opteron™ 6000 Series server platform, featuring the world’s first 8- and 12-core x86 processor for the high-volume 2P and value 4P server market.

•

Graphics segment revenue decreased 3% sequentially and increased 88% year-over-year. The sequential decrease was driven primarily by a seasonal decline in royalties received in connection with the sale of game console systems, largely offset by an increase in graphics processor unit (GPU) revenue. The year-over-year increase was driven primarily by an increase in GPU shipments.

•	Operating income was $47 million, compared with $50 million in Q4-09 and breakeven in Q1-09.

•	GPU shipments increased sequentially, primarily driven by record mobile discrete graphics unit shipments.

•	GPU ASP increased sequentially and decreased year-over-year.

•

AMD expanded the industry-leading ATI Radeon™ HD 5000 family of graphics cards with seven product introductions. AMD is the only company shipping Microsoft DirectX® 11 capable graphics cards with ATI Eyefinity technology spanning the desktop, notebook and workstation markets. New products introduced include:

•	The ATI Radeon HD 5870 Eyefinity 6 Edition, the world’s first graphics card capable of enabling up to 12 times HD resolution across six monitors,

•	The ATI FirePro™ V8800, the industry’s most powerful professional graphics card ever created for the professional workstation market,

•	The ATI Mobility Radeon™ HD 5870, the first graphics solution that supports Microsoft DirectX 11 technology.

•	As a result of deconsolidating GLOBALFOUNDRIES, AMD recognized a non-cash, one-time gain of $325 million in Other income (expense), net in AMD’s Consolidated Statement of Operations.

•

AMD entered into an agreement with the Ontario Ministry of Economic Development and Trade to receive up to $56.4 million CAD grant award under Ontario’s Next Generation of Jobs Fund to bolster R&D spend for AMD Fusion™ processors.

•	AMD was named to Corporate Responsibility Officer Magazine’s 2010 list of 100 Best Corporate Citizens and a Top 10 leader on the inaugural Maplecroft Climate Innovation Index.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to be down seasonally for the second quarter of 2010.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to Non-GAAP Net Income (Loss) 1,3

(Millions except per share amounts)	Q1-10		Q4-09		Q1-09
GAAP net income (loss) attributable to AMD common stockholders / EPS	$257	$0.35	$1,178	1.52	$(416)	(0.66)
Net impact of GF/Foundry segment related items*	211	0.28	(138)	(0.17)	(317)	(0.51)
Net (income) loss attributable to noncontrolling interest	—	—	23	0.03	6	0.01
Class B preferred accretion	—	—	(22)	(0.03)	(8)	(0.01)
Non-GAAP net income (loss) excluding GF/Foundry segment related items	46	0.06	1,315	1.69	(97)	(0.15)
Gross margin benefit from sales of inventory written down in Q4-08	—	—	—	—	64	0.10
GF formation costs	—	—	—	—	(21)	(0.03)
Amortization of acquired intangible assets	(17)	(0.02)	(18)	(0.02)	(18)	(0.03)
Legal settlement	—	—	1,267	1.60	—	—
Restructuring charges	—	—	—	—	(60)	(0.10)
Investment net charges	—	—	—	—	(9)	(0.01)
Gain (loss) on debt redemption	—	—	(11)	(0.01)	108	0.17
Gain on sale of Handheld assets	—	—	—	—	28	0.04
Loss from discontinued operations	—	—	(3)	—	—	—
Non-GAAP net income (loss)	$63	0.09	$80	0.11	$(189)	(0.30)

*	Q1-10 consists of $69M gross margin benefit related to the deconsolidation of GF in Q1-10, a $325 million gain on the fair value assessment of our investment in GF, and $183 million equity loss related to GF. Q4-09 and Q1-09 consist of the Foundry segment and Intersegment Eliminations loss.

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) 1,3

(Millions)	Q1-10	Q4-09	Q1-09
GAAP operating income (loss)	$182	$1,288	$(298)
Gross margin benefit due to the deconsolidation of GF	69	—	—
Gross margin benefit from sales of inventory written down in Q4-08	—	—	64
Amortization of acquired intangible assets	(17)	(18)	(18)
Legal settlement	—	1,242	—
Restructuring charges	—	—	(60)
GF formation costs	—	—	(21)
Operating income (loss) from Foundry segment and Intersegment Eliminations	—	(105)	(140)
Non-GAAP operating income (loss)	$130	$169	$(123)

Reconciliation of GAAP to Non-GAAP Gross Margin 1,3

(Millions, except percentages)	Q1-10	Q4-09	Q1-09
GAAP Gross Margin	$741	$735	$511
GAAP Gross Margin %	47%	45%	43%
Gross margin benefit due to the deconsolidation of GF	69	—	—
Gross margin benefit from sales of inventory written down in Q4-08	—	—	64
Gross margin from Foundry segment and Intersegment Eliminations	—	56	34
Non-GAAP Gross Margin	$672	$679	$413
Non-GAAP Gross Margin %	43%	41%	35%

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit AMD.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its second quarter 2010 revenue, the global economic environment, demand for the company’s products, the planned availability of its future products, operating expenses and capital expenditures, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected revenue in the second quarter of 2010 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on
Form 10-K for the fiscal year ended December 26, 2009.

AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income (loss) excluding GF/Foundry segment related items, non-GAAP net income (loss), non-GAAP operating income (loss), non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results and also because the Company believes it assists investors in comparing the Company’s performance across reporting period on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

[2]	Starting in the first quarter of 2010 the Company accounted for its investment in GLOBALFOUNDRIES (GF) under the equity method of accounting.
[3]	Refer to corresponding tables at the end of this press release for additional AMD data.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended
	Mar. 27, 2010	Dec. 26, 2009	Mar. 28, 2009
Net revenue	$1,574	$1,646	$1,177
Cost of sales	833	911	666

Gross margin	741	735	511
Gross margin %	47%	45%	43%
Research and development	323	432	444
Marketing, general and administrative	219	239	287
Legal settlement	—	(1,242)	—
Amortization of acquired intangible assets	17	18	18
Restructuring charges	—	—	60

Operating income (loss)	182	1,288	(298)
Interest income	3	3	3
Interest expense	(49)	(119)	(97)
Other income (expense), net	304	19	94

Income (loss) before equity in net income (loss) of investee and income taxes	440	1,191	(298)
Provision (benefit) for income taxes	—	11	116
Equity in net income (loss) of investee	(183)	—	—

Income (loss) from continuing operations	257	1,180	(414)
Income (loss) from discontinued operations, net of tax	—	(3)	—

Net income (loss)	$257	$1,177	$(414)
Net (income) loss attributable to noncontrolling interest	—	23	6
Class B preferred accretion	—	(22)	(8)

Net income (loss) attributable to AMD common stockholders	$257	$1,178	$(416)

Net income (loss) attributable to AMD common stockholders per common share
Basic
Continuing operations	$0.36	$1.68	$(0.66)
Discontinued operations	—	(0.00)	—

Basic net income (loss) attributable to AMD common stockholders per common share	$0.36	$1.68	$(0.66)

Diluted
Continuing operations	$0.35	$1.52	$(0.66)
Discontinued operations	—	(0.00)	—

Diluted net income (loss) attributable to AMD common stockholders per common share	$0.35	$1.52	$(0.66)

Shares used in per share calculation
Basic	707	705	626
Diluted	754	791	626

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(Millions except per share amounts and percentages)

	Quarter Ended
	March 27, 2010			Dec. 26, 2009			Mar. 28, 2009
	AMD(2)	GF related adjustments(3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP	AMD(2)	Foundry segment and Intersegment Eliminations (3)	AMD Non- GAAP
Net revenue	$1,574	$—	$1,574	$1,646	$—	$1,646	$1,177	$—	$1,177
Cost of sales	833	(69)	902	911	(56)	967	666	(34)	700

Gross margin	741	69	672	735	56	679	511	34	477
Gross margin %	47%		43%	45%		41%	43%		41%
Research and development	323	—	323	432	131	301	444	139	305
Marketing, general and administrative	219	—	219	239	30	209	287	35	252
Legal settlement	—	—	—	(1,242)	—	(1,242)	—	—	—
Amortization of acquired intangible assets	17	—	17	18	—	18	18	—	18
Restructuring charges	—	—	—	—	—	—	60	—	60

Operating income (loss)	182	69	113	1,288	(105)	1,393	(298)	(140)	(158)
Interest income	3	—	3	3	—	3	3	(3)	6
Interest expense	(49)	—	(49)	(119)	(48)	(71)	(97)	(23)	(74)
Other income (expense), net	304	325	(21)	19	6	13	94	(34)	128

Income (loss) before equity in net income (loss) of investee and income taxes	440	394	46	1,191	(147)	1,338	(298)	(200)	(98)
Provision (benefit) for income taxes	—	—	—	11	(9)	20	116	117	(1)
Equity in net income (loss) of investee	(183)	(183)	—	—	—	—	—	—	—

Income (loss) from continuing operations	257	211	46	1,180	(138)	1,318	(414)	(317)	(97)
Income (loss) from discontinued operations, net of tax	—	—	—	(3)	—	(3)	—	—	—

Net income (loss)	$257	$211	$46	$1,177	$(138)	$1,315	$(414)	$(317)	$(97)
Net (income) loss attributable to noncontrolling interest	—			23			6
Class B preferred accretion	—			(22)			(8)

Net income (loss) attributable to AMD common stockholders	$257			$1,178			$(416)

Non-GAAP diluted earnings per share(4)			$0.06			$1.69			$(0.15)

(1)	From March 2, 2009 through December 26, 2009, the Company consolidated the operating results of GLOBALFOUNDRIES Inc. (GF). Starting in the first fiscal quarter of 2010 the Company began to account for its investment in GF under the equity method of accounting. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results, by excluding the results of operations of GF in the first fiscal quarter of 2010 and Foundry segment related items in the first and fourth fiscal quarters of 2009.
(2)	Starting in the first fiscal quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting. From March 2, 2009 through December 26, 2009 the operating results of GF were included in the Foundry segment.
(3)	For the first fiscal quarter of 2010, the Company excluded Equity in net income (loss) of investee, the gain recognized on the fair value assessment of its investment in GF upon deconsolidation, and the gross margin benefit due to the deconsolidation of GF. For the first and fourth fiscal quarters of 2009, the Company excluded the Foundry segment and Intersegment Eliminations consisting of revenues, cost of sales, and profits on inventory between the Computing Solutions segment and the Foundry segment.
(4)	The Company’s GAAP diluted earnings per share calculation for the first fiscal quarter ended March 27, 2010 includes a $7 million interest expense add-back to income and is based on 754 million shares, which includes 24 million shares added to the share count related to its 5.75% convertible notes under the “if converted” method. The outstanding diluted share amount for the non-GAAP diluted earnings per share calculation for the first fiscal quarter of 2010 is 730 million shares, which excludes 24 million shares related to the Company’s 5.75% convertible notes because the inclusion of these shares would be anti-dilutive. The GAAP and non-GAAP diluted earnings per share calculation for the quarter ended December 26, 2009 includes a $21 million interest expense add-back to income and is based on 791 million shares, which includes 68 million shares added to the share count related to the Company’s 5.75% convertible notes under the “if converted” method.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Mar. 27, 2010	Dec. 26, 2009*

Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,932	$2,676
Accounts receivable, net	675	745
Inventories, net	577	567
Deferred income taxes	—	9
Prepaid expenses and other current assets	147	278

Total current assets	3,331	4,275

Property, plant and equipment, net	789	3,809
Investment in GLOBALFOUNDRIES	270	—
Acquisition related intangible assets, net	81	98
Goodwill	323	323
Other assets	438	573

Total Assets	$5,232	$9,078

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$434	$647
Accounts payable to GLOBALFOUNDRIES	182	—
Accrued liabilities	674	795
Deferred income on shipments to distributors	149	138
Other short-term obligations	154	171
Current portion of long-term debt and capital lease obligations	3	308
Other current liabilities	49	151

Total current liabilities	1,645	2,210

Deferred income taxes	1	197
Long-term debt and capital lease obligations, less current portion	2,601	4,252
Other long-term liabilities	189	695
Noncontrolling interest	—	1,076

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7
Capital in excess of par value	6,548	6,524
Treasury stock, at cost	(99)	(98)
Retained earnings (deficit)	(5,682)	(5,939)
Accumulated other comprehensive income	22	154

Total stockholders’ equity	796	648

Total Liabilities and Stockholders’ Equity	$5,232	$9,078

*	Includes the account balances of GF which were deconsolidated as of the beginning of the first quarter of 2010.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

Mar. 27, 2010

Cash flows from operating activities:
Net income (loss)	$257
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in net income (loss) of investee	183
Gain on deconsolidation of GLOBALFOUNDRIES	(325)
Depreciation and amortization	100
Compensation recognized under employee stock plans	20
Non-cash interest expense	8
Other	4
Changes in operating assets and liabilities (excludes the effects of deconsolidation):
Accounts receivable	(134)
Inventories	(89)
Prepaid expenses and other current assets	(6)
Other assets	13
Accounts payable to GLOBALFOUNDRIES	(31)
Accounts payable, accrued liabilities and other	23

Net cash provided by (used in) operating activities	23

Cash flows from investing activities:
Purchases of property, plant and equipment	(48)
Purchases of available-for-sale securities	(503)
Net cash impact of change in status of GLOBALFOUNDRIES from consolidated entity to unconsolidated investee	(904)
Proceeds from sale of property, plant and equipment	1
Proceeds from sale and maturity of available-for-sale securities	239

Net cash provided by (used in) investing activities	(1,215)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	199
Proceeds from issuance of AMD common stock	3
Repayments of debt and capital lease obligations	(25)

Net cash provided by (used in) financing activities	177

Net increase (decrease) in cash and cash equivalents	(1,015)

Cash and cash equivalents at beginning of period	1,657

Cash and cash equivalents at end of period	$642

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount and percentages)

	Quarter Ended
	March 27, 2010	Dec. 26, 2009	March 28, 2009

Segment and Category Information

Computing Solutions (1)
Net revenue	$1,160	$1,220	$942
Operating income (loss)	$146	$161	$(34)

Graphics (2)
Net revenue	409	421	218
Operating income (loss)	47	50	—

All Other (3)
Net revenue	5	5	17
Operating income (loss)	(11)	1,182	(124)

Subtotal (excludes Foundry segment and Intersegment Eliminations)
Net revenue	1,574	1,646	1,177
Operating income (loss)	182	1,393	(158)

Foundry (4)
Net revenue	—	309	283
Operating income (loss)	—	(99)	(132)

Intersegment Eliminations (5)
Net revenue	—	(309)	(283)
Operating income (loss)	—	(6)	(8)

Total AMD
Net revenue	$1,574	$1,646	$1,177
Operating income (loss)	$182	$1,288	$(298)

Other Data

Depreciation and amortization (excluding amortization of acquired intangible assets)	$83	$266	$262
Capital additions	$48	$173	$84
Headcount (excludes Foundry segment)	10,365	10,352	10,511

AMD non-GAAP comparison*
Depreciation and amortization (excluding amortization of acquired intangible assets)	$83	$95	$104
Capital additions	$48	$37	$17
Adjusted EBITDA (6)	$302	$282	$62
Cash, cash equivalents and marketable securities (7)	$1,932	$1,772	$1,599
Adjusted free cash flow (8)	$177	N/A	N/A
Total assets (7)	$5,232	$4,846	$4,536
Long-term debt and capital lease obligations(7)	$2,604	$2,607	$3,711

*	2009 periods exclude Foundry segment and Intersegment Eliminations

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category is a gross margin benefit from the deconsolidation of GF, gain for a legal settlement, amortization of acquired intangible assets, restructuring charges and GF formation costs. The All Other category also includes the results of our Handheld business unit.
(4)	In 2009, Foundry segment included the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF from March 2, 2009 to December 26, 2009. Starting with the first quarter of 2010, the Company began to account for its investment in GF under the equity method of accounting.
(5)	In 2009, Intersegment Eliminations represented eliminations in revenue and in cost of sales and profits on inventory between the Computing Solutions segment and the Foundry segment. For the quarters ended December 26, 2009 and March 28, 2009, intersegment eliminations of revenue was $309 million and $283 million, respectively. For the quarters ended December 26, 2009 and March 28, 2009, intersegment eliminations of cost of sales and profits on inventory was $303 million and $275 million, respectively.

(6)	AMD reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended
	Q110	Q409	Q109
GAAP operating income (loss)	$182	$1,288	$(298)
Foundry segment and Intersegment Eliminations operating loss	—	105	140
Legal settlement	—	(1,242)	—
Depreciation and amortization	83	95	104
Employee stock-based compensation expense	20	18	17
Amortization of acquired intangible assets	17	18	18
Restructuring charges	—	—	60
GF formation costs	—	—	21

Adjusted EBITDA	$302	$282	$62

(7)	Reconciliation of select balance sheet items

	Q409			Q109
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt and capital lease obligations**	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt and capital lease obligations**
AMD GAAP	$2,676	$9,078	$4,560	$2,719	$9,052	$5,563
Foundry segment and Intersegment Eliminations	(904)	(4,232)	(1,953)	(1,120)	(4,516)	(1,852)

AMD Non-GAAP	$1,772	$4,846	$2,607	$1,599	$4,536	$3,711

(8)	Non-GAAP adjusted free cash flow reconciliation***

Q110
GAAP net cash provided by (used in) operating activities	$23
Non-GAAP adjustment	202

Non-GAAP net cash provided by (used in) operating activities	225
Purchases of property, plant and equipment	(48)

Non-GAAP adjusted free Cash Flow	$177

*	Starting with the quarter ended December 26, 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company was determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the fourth fiscal quarter of 2009, the Company included a further adjustment for the gain related to the Intel legal settlement; for the first and fourth fiscal quarters of 2009, the Company included adjustments for the Foundry segment and Intersegment Eliminations operating loss and for the first fiscal quarter of 2009, the Company included adjustments for restructuring charges and GF formation costs. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt and capital lease obligations also includes the current portion.
***	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries, (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sell to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a non-cash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by operating activities. This amount is then further adjusted by subtracting capital expenditures . Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP Adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP Adjusted Free Cash Flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.